UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2022

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Home Point Capital Inc. (the “Company”), the Board appointed Joanna E. Zabriskie to the Board, effective on the same date. Ms. Zabriskie will serve as a Class III director until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2024 and until her successor is elected and qualified. Ms. Zabriskie was also appointed to the Audit Committee of the Board to replace Eric L. Rosenzweig, who resigned from such committee on the same date but remains a member of the Board. Following this replacement, the Company’s Audit Committee is fully independent.
Ms. Zabriskie is President and CEO of the BH Companies, a national owner/operator of multifamily properties. She joined BH in 2013 as Senior Vice President. In December 2014, she was promoted to President and CEO. Prior to BH, her previous company co-invested with BH for many years as a sponsor/partner on multifamily acquisitions. Her roles included serving as the Managing Director and Chief Investment Officer of Harbour Realty Partners, a company she co-founded to invest in multifamily properties and serving as Managing Director for Captec Financial Group. Ms. Zabriskie earned an undergraduate degree from Carleton College and a Masters in International Management and MBA from the American Graduate School of International Management (Thunderbird). She has more than 25 years of experience in real estate, banking, and finance.
There are no arrangements or understandings between Ms. Zabriskie and any other person pursuant to which Ms. Zabriskie was selected as a director of the Company. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”) between Ms. Zabriskie and the Company. In connection with Ms. Zabriskie’s service as a member of the Board, she will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s Annual Report on Form 10-K, filed with the SEC on March 12, 2021 (the “Annual Report”). In addition to this compensation, Ms. Zabriskie will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.22 to the Annual Report.
Item 7.01Regulation FD Disclosure.
On January 28, 2022, the Company issued a press release announcing the appointment of Ms. Zabriskie to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The foregoing information (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Press Release of Home Point Capital Inc., dated January 28, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: January 28, 2022

	By:	/s/ Jean Weng

	Name:	Jean Weng
	Title:	General Counsel and Corporate Secretary